UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 20, 2007

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

4440 Rosewood Drive, Pleasanton, California, 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ROSS STORES, INC.	4440 Rosewood Drive, Pleasanton, California 94588-3050	(925) 965-4400

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 20, 2007, Mr. John W. Froman was appointed as a member of the Board of Directors of Ross Stores, Inc. (the “Company”), with an initial term expiring at the Company’s 2010 Annual Stockholders’ Meeting. Mr. Froman was also named to the Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Froman is an independent director under the listing standards of the Marketplace Rules of the NASDAQ Stock Market.

Mr. Froman will receive cash compensation and will be granted stock options for his services on the Board of Directors and the applicable committees in accordance with the Company’s Standard Fee Arrangements and Stock Option Grant Formula for non-employee directors.

A copy of the press release announcing Mr. Froman’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
No.	Description
99.1	November 21, 2007 Press Release by Ross Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007

ROSS STORES, INC.
Registrant

By:	/s/J. Call
John G. Call
Senior Vice President, Chief Financial Officer, Principal
Accounting Officer and Corporate Secretary

Exhibit Index

Exhibit
No.	Description
99.1	November 21, 2007 Press Release by Ross Stores, Inc.